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                                                                     EXHIBIT 28B

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT

                             First USA Bank, N.A.



                         FIRST CHICAGO MASTER TRUST II

                                 Series 1994-J
                               November 9, 1999



Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1994-J Supplement dated as of May 1, 1994 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Series 1994-J
         Certificateholders on the Payment Date per $1,000 interest.    $83.739

     2.  The amount of the distribution set forth in paragraph
         1 above in respect of principal on the Series 1994-J
         Certificates, per $1,000 interest                              $83.333

     3.  The amount of the distribution set forth in paragraph 1 above in respect of interest on the Series 1994-J
         Certificates, per $1,000 interest                               $0.406

B. Information Regarding the Performance of the Trust

        1. Collections of Receivables
        -----------------------------

        a. The aggregate amount of Collections of Receivables
           processed for the Due Period with respect to the
           current Distribution Date which were allocated in
           respect of the Investor Certificates of all Series   $695,734,442.82

        b. The aggregate amount of Collections of Receivables
           processed for the Due Period with respect to the
           current Distribution Date which were allocated in
           respect of the Series 1994-J Certificates            $135,487,595.62

        c. The amount of Collections of Receivables processed
           for the Due Period with respect to the current
           Distribution Date which were allocated in respect
           of the Series 1994-J Certificates, per $1,000 interest      $270.975

        d. The amount of Excess Finance Charge Collections
           allocated in respect of the Series 1994-J Certificates,
           if any                                                         $0.00

        e. The amount of Excess Principal Collections allocated
           in respect of the Series 1994-J Certificates, if any           $0.00

        2. Receivables in Trust
        -----------------------

        a. Aggregate Principal Receivables for the Due
           Period with respect to the current Distribution
           Date (which reflects the Principal Receivables
           represented by the Exchangeable Seller's
           Certificate and by the Investor Certificates
           of all Series)                                    $16,105,583,646.73
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                                                            Series  1994-J


        b. The amount of Principal Receivables in the
           Trust represented by the Series 1994-J
           Certificates  (the "Invested Amount") for
           the Due Period with respect to the current
           Distribution Date                                     $41,666,666.63

        c. The Invested Percentage with respect to Finance
           Charge Receivables (including Interchange) and
           Defaulted Receivables for the Series 1994-J
           Certificates for the Due Period with respect
           to the current Distribution Date                               0.259%

        d. The Invested Percentage with respect to Principal
           Receivables for the Series 1994-J Certificates for
           the Due Period with respect to the current Distribution
           Date                                                           3.105%

        3. Delinquent Balances
        ----------------------

            The aggregate amount of outstanding balances in
            the Accounts which were 30 or more days delinquent
            as of the end of the Due Period for the current
            Distribution Date                                   $933,915,652.05

        4. Investor Default Amount
        --------------------------

        a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1994-J Certificates (the "Investor Default Amount")

           1.  Investor Default Amount                              $270,303.66
           2.  Recoveries                                           $ 13,214.66
           3.  Net Default Receivables                              $257,089.00


        5. Investor Charge-offs.
        ------------------------

        a. The amount of the Series 1994-J Investor Charge-Offs
           per $1,000 interest after reimbursement of any such
           Series 1994-J Investor Charge-Offs for the Due
           Period with respect to the current Distribution Date           $0.00

        b. The amount attributable to Series 1994-J Investor
           Charge-Offs, if any, by which the principal balance
           of the Series 1994-J Certificates exceeds the Series
           1994-J Invested Amount as of the end of the day on
           the Record Date with respect to the current
           Distribution Date                                              $0.00

        6. Monthly Servicing Fee
        ------------------------

        a. The amount of the Monthly Servicing Fee payable from
           available funds by the Trust to the Servicer with
           respect to the current Distribution Date                   $8,680.56

        b. The amount of the Interchange Monthly Servicing Fee
           payable to the Servicer                                   $43,402.78

        7. Available Cash Collateral Amount
        -----------------------------------

        a. The amount, if any, withdrawn from the Cash
           Collateral Account for the current Distribution
           Date (the "Withdrawal Amount")                                 $0.00
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                                                            Series  1994-J


        b. The amount available to be withdrawn from the Cash
           Collateral Account (the Available Cash Collateral
           Amount) as of the end of the day on the current
           Distribution Date, after giving effect to all
           withdrawals, deposits and payments to be made in
           respect of the preceding Due Period.                           $0.00

        c. The Available Cash Collateral Amount as computed in 7.b.
           as a percentage of the Invested Amount of the Series
           1994-J Certificates as of such Due Period.                     0.000%

        C. The Pool Factor
        ------------------

           The Pool Factor (which represents the ratio of the
           Class A Invested Amount on the last day of the month
           ending on the Record Date adjusted for Series 1994-J
           Investor Charge-Offs set forth in B.5.a above and for
           the distributions of principal set forth in A.2 above
           to the Series 1994-J Initial Invested Amount). The
           amount of a Series 1994-J Certificateholder's pro rata
           share of the Series 1994-J Invested Amount can be
           determined by multiplying the original denomination
           of the holder's Series 1994-J Certificate by the Pool
           Factor                                                    0.00000000%

        D. Deficit Controlled Amortization Amount
        -----------------------------------------

        1. The Deficit Controlled Amortization Amount for the
           preceding Due Period                                           $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                    First USA Bank, N.A.
                                    Servicer


                                    By: /s/ TRACIE KLEIN
                                       --------------------------
                                            TRACIE KLEIN
                                    Title:  FIRST VICE PRESIDENT